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                                                                   EXHIBIT 10.15

                                   AGREEMENT
                                   ---------


          This Agreement (the "Agreement") is entered into this 8th day of February 2000 (the "Effective Date") by and between coolsavings.com inc., a Michigan corporation ("CS"), with its principal place of business at 8755 W. Higgins Road, Suite 100, Chicago, Illinois 60631, and The Parenting Group Inc., a Delaware corporation, with its principal place of business at 1325 Avenue of the Americas, New York, NY 10019 ("TPG").

1.   Definitions
     -----------

     A. "CS Member" shall mean a person or entity other than a TPG Referred Member that has enrolled for services offered at the CS Web Site.

     B. "CS Program Participant" shall mean each CS Member who enrolls to participate in the Program by providing the date of birth of at least one of his/her children who is between the ages of 0-12 (or the anticipated date of birth for an expected newborn) and such other information as CS and TPG may otherwise agree upon in writing.

     C. "CS/TPG Category Page" shall mean that customized web page on the CS Web Site that: (i) bears the names and/or logos of both CS and TPG; and (ii) is only accessible and usable by Program Participants.

     D. "CS/TPG Registration Page" shall mean that web page on the CS Web Site bearing the names and/or logos of both CS and TPG wherein TPG Referrals and TPG Referred Members may enroll to become a TPG Program Participant.

     E. "CS Web Site" shall mean CS' U.S. English version web site currently located at www.coolsavings.com, or it's equivalent.

     F. "Impression" shall mean a single advertising exposure opportunity rendered by any banner, button, text link, window, e-mail, "pop-up", interstitial, transitional, or other form of Internet advertisement currently existing or developed in the future, which is served on an Internet or Intranet delivery vehicle (including, but not limited to, web pages, e-mails, newsgroup posts, proprietary online service content, on-premise kiosks, and any other Internet or Intranet delivery vehicle currently existing or developed in the future).

     G. "Launch Date" shall be the first day that all of the following conditions are satisfied: (i) the CS/TPG Category Page contains offers exclusive to the Program; (ii) the CS/TPG Category Page contains content provided by TPG pursuant to Section 5A2; and (iii) the first written promotion of the CS/TPG Category Page has been distributed to consumers by TPG; but in no event later than ninety (90) days from the

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          Effective Date.  The parties shall confirm the Launch Date in writing within thirty (30) days of the Launch Date.

     H.   "Members" shall mean CS Members and TPG Referred Members.

     I. "Program" shall mean Program Services and informational content targeted at families either expecting a child or with children ages 0-12, that (i) is located on, or is accessible from, the CS/TPG Category Page, and (ii) is only available to Program Participants.

     J. "Program Participants" shall mean CS Program Participants and TPG Program Participants.

     K. "Program Services" shall mean those advertiser services (e.g. coupons, e-mails) identified on the Rate Card attached hereto as Exhibit B that are accessible by and available only to Program Participants.

     L. "Program URL Addresses" shall mean the following URL addresses which shall deliver a TPG Referral to the CS/TPG Registration Page or a TPG Program Participant to the CS/TPG Category Page:

          www.parenting.coolsavings.com;
          www.parenttime.coolsavings.com;
          www.babytalk.coolsavings.com;
          www.healthypregnancy.coolsavings.com;
          www.familylife.coolsavings.com;
          www.parenttime.com;
          www.parenting.com
          www.babytalk.com
          www.healthypregancy.com
          www.familylife.com
          and such other addresses as the parties may otherwise agree upon in writing.

     M. "TPG Program Participant" shall mean each TPG Referred Member who enrolls to participate in the Program by providing the date of birth of at least one of his/her children who is between the ages of 0-12 (or the anticipated date of birth for an expected newborn) and such other information as CS and TPG may otherwise agree upon in writing.

     N. "TPG Referrals" shall mean persons who are not Members who access the CS Web Site (i) via an Impression on the TPG Web Site, (ii) via a Program URL Address, or (iii) via a link in an e-mail sent by CS pursuant to Section 5C herein.

     O. "TPG Referred Member" shall mean a TPG Referral who has enrolled for services (other than the Program) offered at the CS Web Site.

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     P.   "TPG Web Site" shall mean TPG's U.S. English version web site, to be designated by TPG from time to time.

     Q. "Trial Offer" for a TPG Magazine shall mean an offer by TPG to a potential subscriber for one or more trial issues of Parenting, BabyTalk, or Family Life Magazines.

2.   Term/Termination.
     ----------------

     A. The term of this Agreement shall commence on the Effective Date and expire fourteen (14) months from the Launch Date (the "Initial Term"). This Agreement shall be renewed for a two (2) year term (the "Renewal Term"), if both parties agree in writing to so renew not less than sixty (60) days prior to the end of the Initial Term.

     B. TPG may terminate this agreement immediately upon written notice to CS that TPG has received notice of a claim against TPG for patent infringement in connection with the Program. In addition, either party may terminate this Agreement pursuant to Section 3.B or as provided in this Section 2.B:

          1.   upon a material breach of this Agreement (other than a breach of
               Section 14, which is addressed in Section 2.B.4 by the other party, effective thirty (30) days after written notice to the other party setting forth such breach, provided that such other party has not cured such material breach within such thirty (30) day period.
          2. if the Agreement is renewed, effective sixty (60) days after notice to the other party, if, as of the date that is 12 months following the Launch Date (the "Launch Anniversary Date"): (i) total Net Advertising Revenues (as defined in Section 8B) were less than $350,000; or (ii) less than 250,000 Program
               ---------                   ---------
               Participants were enrolled; or (iii) TPG Program Participants constituted less than twenty-five percent (25%) of all Program
                           ---------
               Participants. Any such notice of termination hereunder shall not be valid unless sent to the other party within sixty (60) days of the date TPG receives from CS notice of the amount of total Net Advertising Revenues, the number of Program Participants, and the number of TPG Program Participants, as of the Launch Anniversary Date. Such information shall be sent in accordance with Section 8 herein.
          3. if the Agreement is renewed, upon the expiration of the 12 month period following the Initial Term (i.e., 26 months following the Launch Date), effective sixty (60) days after notice to the other party, if, as of the date that is 12 months following the Launch Anniversary Date (the "Second Anniversary Date"): (i) total Net Advertising Revenues (as defined in Section 8B) for such 12 month period were less than $1,000,000; or (ii) less than 500,000
                           ---------                     ---------
               Program Participants were enrolled by the Second Anniversary Date. Any such notice of termination hereunder shall not be valid unless sent to the other party within sixty (60) days of the date TPG receives from CS notice of the amount

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               of total Net Advertising Revenues and the number of Program
               Participants, as of the Second Anniversary Date. Such information shall be sent in accordance with Section 8 herein.
          4. Immediately upon written notice to the other party of the breach of any warranty under Section 14 herein by the other party.

     C. Upon the effective date of expiration or termination of this Agreement, as specifically set forth in this Section 2C:

          1. Neither party shall ever use the Program URL Addresses containing any trademark of the other party for any purpose whatsoever and this obligation shall survive the expiration or termination of this Agreement.
          2. If such termination was by CS or TPG pursuant to Section 2.B.2 or 2.B.3 only, then for a period from the effective date of termination through that day which is three (3) years from the Launch Date, CS shall pay TPG ten percent (10%) of all revenues it receives from third parties for savings offers appearing in the Babies and Children category on the CS Web Site that are targeted to former Program Participants using the date of birth of a child of the former Program Participant as the targeting variable. CS shall pay such amounts to TPG at the end of each calendar quarter during such period, within thirty (30) days of the end of such quarter, and each payment shall include a reasonably detailed reconciliation.
          3. CS shall remove the TPG name(s), logo(s), all TPG-owned mark(s), and all TPG-supplied content from the CS Web Site.
          4. CS shall notify Program Participants of the termination of the Program. Said notice may only inform Program Members of the end of the Program, the effective date of the end of the Program, and of the continuation of the CS category for Babies and Children (or its successor). The notice shall not give any statement of the reason for the end of the Program. CS shall consult with TPG on the contents of such notice.
          5. Only if TPG offers to renew this Agreement, and CS does not accept the offer to renew this Agreement, for a term of at least one (1) year on substantially the same terms and conditions, then for a period of one (1) year from the effective date of expiration, CS shall pay TPG ten percent (10%) of all revenues it receives from third parties for savings offers appearing in the Babies and Children category on the CS Web Site that are targeted to former Program Participants using the date of birth of a child of the former Program Participant as the targeting variable. CS shall pay such amounts to TPG at the end of each calendar quarter during such one-year period, within thirty (30) days of the end of such quarter, and each payment shall include a reasonably detailed reconciliation.

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3.   The CS/TPG Category Page and the Program.
     ----------------------------------------

     A.   CS will develop and host the CS/TPG Category Page, which (i) may be
                                                                       ---
          accessed by CS Program Participants under the category "Babies and Children" from an Impression on the home page of the CS Web Site, and
          (ii) will be the first web page seen by TPG Program Participants upon
               ----
          accessing the CS Web Site. Subject to the provisions of Section 6, CS may continue to offer and maintain the category entitled "Babies and Children" currently found on the main page of the CS Web Site, and CS Members accessing CS web pages under such category may encounter offers relevant to such category from advertisers that have contracted with CS; provided however, such CS Members shall not encounter offers for Program Services. Program Participants accessing the CS/TPG Category Page shall encounter the same content available to CS Members accessing CS web pages under the category entitled "Babies and Children" PLUS offers for Program Services; provided however: (x)
                    ----
          offers for Program Services shall be set apart from the other offers on the CS/TPG Category Page; and (y) the CS/TPG Category Page shall contain a link (located above the fold) to a separate page on which only offers for Program Services appear.

     B. CS and TPG shall use commercially reasonable efforts to have the Launch Date occur within sixty (60) days of the Effective Date. CS shall provide TPG with general screen designs for the CS/TPG Category Page and the CS/TPG Registration Page no later than thirty (30) days after the Effective Date and TPG will have ten (10) business days from receipt thereof to approve or reject such designs. In the event TPG rejects any such designs, CS will use its best efforts to provide TPG with alternative designs within fifteen (15) business days of CS' receipt of such notice of rejection and TPG will have ten (10) business days from receipt thereof to accept or reject such alternative designs. TPG's failure to notify CS in writing within said 10 business day period of its approval or rejection of any such alternative design shall be deemed a rejection of such alternative design. In the event TPG rejects said alternative designs, then each party may, at its sole discretion, (i) continue attempting to create an acceptable design, or (ii) terminate this Agreement effective immediately upon written notice to the other. CS shall not materially alter any screen designs approved by TPG without TPG's consent.

     C. TPG Referrals accessing the CS Web Site will be linked to the CS/TPG Registration Page. Members who are not Program Participants will be promoted (as provided in Sections 3A and 3K) to enroll in the Program
          on the CS Web Site.   TPG Referrals accessing the CS/TPG Registration
          Page will be offered the opportunity to enroll on such page to become a TPG Program Participant, and a TPG Referred Member (to the extent that he/she is not already a CS Member). The CS/TPG Registration Page shall contain a link to the CS Privacy Policy. All TPG Referrals who become TPG Referred Members and/or TPG Program Participants will be tagged by CS such that thereafter, at all times while this Agreement is in

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          effect or until the TPG Referred Member and/or TPG Program Participant requests otherwise, that TPG Referred Member or TPG Program
          Participant can be identified by CS as a TPG Referred Member and/or
          TPG Program Participant.

     D. The CS/TPG Category Page shall contain all of the following: an Impression that enables Members to access the TPG Web Site; an Impression that enables Members to access the main CS Web Site; and
          the CS logo and the TPG Parenting logo in equal size.   The TPG
          Parenting logo shall appear on the CS/TPG Category Page in the special messaging area where Program Services are presented. CS shall control the appearance and operation of the CS/TPG Category Page (including but not limited to, determining the type, content, appearance, and location of all Impressions thereon) subject only to (x) TPG's prior written approval of the screen designs (as provided in Section 3B above) and any material changes thereto, and (y) CS' obligations relative to the TPG Marks set forth in the preceding sentence and in
          Section 7 herein. CS shall operate and maintain the CS/TPG Category Page in the same manner as it maintains other pages on the CS Web Site. By way of example but not limitation, the CS/TPG Category Page will offer the same coupon downloading software made available by CS to Members elsewhere on the CS Web Site.

     E. CS and TPG shall jointly own the following data: (i) Program Services aggregate clip data; and (ii) all enrollment information provided by TPG Program Participants who authorized CS to share such information with TPG. On the registration page for TPG Referrals, CS shall provide a "check" box for TPG Referrals to authorize the sharing of such information with TPG, the default position of which shall be "checked" thereby authorizing the sharing of such information, unless the TPG Referral acts to revoke such authorization by "un-checking" such box.

     F. Program Participants shall be given the option to enroll to receive special e-mails promoting the Program. Subject to the last sentence of this subsection F, CS shall send such special e-mails to Program Participants not less than once each month. CS may only send e-mails to Program Participants who have enrolled to receive such e-mails and all such e-mails shall contain: (i) the names of both CS and TPG, or
                                                                            --
          the CS Squealer Sam logo and the TPG Parenting logo (next to each other in approximately equal size and prominence); (ii) offers from advertisers that purchase such e-mail solicitation Program Services; and (iii) content provided by TPG pursuant to Section 5A2 which is acceptable to CS. CS shall not include in any e-mail any content previously provided by TPG unless TPG has approved such content for use in such e-mail. CS shall provide TPG with a copy of the proposed e-mail (including TPG editorial content and all advertising offers) in its entirety and TPG shall notify CS in writing of its approval or disapproval of the use of such content in such e-mail within two (2) business days. CS acknowledges and agrees that TPG may reject use of its content in such emails for failure to comply with ASME guidelines or other reasons. If TPG does not approve such email in its entirety or does not provide replacement

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          content acceptable to CS within said two business days, then CS may, at its option, elect to (x) send such e-mail without content provided by TPG, or (y) not send an e-mail for that particular month.

     G. The CS/TPG Category Page shall contain a splash page accessed from a link on the CS/TPG Category Page entitled "About the Site" or such other title mutually agreed upon by the parties. Said splash page shall contain an explanation of the Program and the relationship between TPG and CS. TPG shall draft the content of such page and provide it to CS for its approval no later than sixty (60) days after the Effective Date. No content shall appear on the CS/TPG Category Page or any splash page without CS' prior written approval.

     H. TPG shall be entitled to promote subscriptions to BabyTalk, Family Life, Parenting, and Healthy Pregnancy magazines on the CS/TPG Category Page subject to CS' control over the location of all such promotions on the CS/TPG Category Page. TPG shall control the design and/or appearance of such promotions subject to CS' right to reject or cancel any promotion deemed unacceptable by CS in its sole discretion. CS shall provide an Impression from the CS/TPG Category Page to a location selected by TPG whereby Program Participants wishing to subscribe will be able to subscribe for such publications. CS shall have no rights to or in any subscription data for such magazines accumulated by TPG or its agents at any location outside of the CS Web Site. TPG shall not be obligated to pay any fees for such promotions except for: (i) production costs, if any, incurred by CS (at CS' cost) with the prior written authorization of TPG; and (ii) a commission to CS for each "Trial Offer" from TPG or its affiliates that is accepted by a Program Participant as more fully set forth in Section 8D herein. Provided however, in the event TPG does not authorize any production costs for a promotion as set forth above, then CS shall not be obligated to place such promotion on the CS/TPG Category Page.

     I. CS and TPG will each designate an account manager to work directly with the other party to implement and promote the Program. By way of example but not limitation, these managers will coordinate the marketing efforts of the parties to prevent advertiser confusion that might arise from the two parties' sales staffs simultaneously selling the Program. The account managers shall devote not less than one weekly telephone conference to the Program and its promotion and conduct. CS and TPG will provide their respective account managers with training on the selling points and services of the Program.

     J. J.CS will provide customer service support for Program Participants via e-mail in the same manner and of the same quality as it provides such service to CS Members.

     K. Subject to the last sentence of this subsection K, no later than thirty (30) days after the Launch Date CS shall send a targeted e-mail promoting the CS/TPG Category Page and the Program to not less than 400,000 CS Members fitting the following profile:

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          parents between the ages of 26 and 39 with one or more children between the ages of 0 - 12. CS shall not include in any e-mail any content previously provided by TPG unless TPG has approved such content for use in such e-mail. CS shall provide TPG with a copy of the proposed e-mail (including TPG editorial content and all advertising offers) in its entirety and TPG shall notify CS in writing of its approval or disapproval of the use of such content in such e-mail within two (2) business days. CS acknowledges and agrees that TPG may reject use of its content in such e-mails for failure to comply with ASME guidelines or other reasons. If TPG does not approve such email in its entirety or does not provide replacement content acceptable to CS within said two business days, then CS may, at its option, elect to (x) send such e-mail without content provided by TPG, or (y) not send such targeted e-mail.

     L. All TPG advertising of the CS/TPG Category Page shall include one of the Program URL Addresses and the CS logo.

     M. No advertising may appear on the CS/TPG Category Page unless both of the following conditions have been satisfied: (i) a written contract covering such advertising has been executed by CS and the advertiser; and (ii) both CS and TPG have approved the advertising. TPG shall notify CS in writing of its approval or disapproval of any such advertising within two (2) business days. TPG's failure to so notify CS shall be deemed an approval of such advertising; provided however, TPG shall be entitled to later revoke any such deemed approval upon written notice to CS, and upon receipt thereof, CS shall promptly remove such advertising from the CS/TPG Category Page. A copy of CS' standard form advertiser contract is attached hereto as Exhibit "C". CS shall retain sole discretion over the acceptable terms and conditions of any contract between CS and an advertiser provided that such terms and conditions do not breach the other provisions of this Agreement. A material breach by CS of its obligations under its contract with an advertiser shall constitute a breach of this Agreement entitling TPG to terminate this Agreement, effective thirty
          (30) days after written notice to CS, as its sole and exclusive remedy, provided that TPG retains any rights under Section 13 under this Agreement as a result of any such breach by CS.

     N. The CS/TPG Category Page shall not accept any advertising from any of the following magazines (which TPG hereby identifies as competitors with its Baby Talk, Healthy Pregnancy, Parenting, or Family Life magazines): American Baby, Child, Family Fun, Lamaze, Parents, Sesame Street, Working Mother, Working Woman.

     O. Notwithstanding anything contained in this Agreement that can be construed to the contrary, neither CS nor TPG shall knowingly permit any on-line content related to the Program on the CS Web Site that may reasonably be considered to be obscene, indecent, inappropriate, misleading, inaccurate, false or defamatory, or infringing on any trademark, copyright, any right of privacy or right of publicity, or any other right of any third party.

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4.   Marketing of Program Services.  Both CS and TPG shall market Program
     -----------------------------
     Services and the rates for such services shall be in accordance with the schedule attached hereto as Exhibit "B" hereto, as amended from time to time by the parties (the "Rate Card"). The rates set forth on the Rate Card shall apply to all advertisers for Program Services unless both parties agree in writing to a deviation therefrom. A party shall respond to a written request to approve a deviation from the Rate Card within five
     (5) business days of receipt thereof. A failure to respond to any such request for a deviation of fifty percent (50%) or less, within such time period shall be deemed an approval of such request. Any deviation in excess of fifty percent (50%) shall at all times require the written approval of both parties hereto. The parties shall review the Rate Card every calendar quarter.

5.   TPG Obligations.
     ---------------

     A.   TPG shall promote CS/TPG Category Page by providing the following:

          1. Advertising deliverables, during the Initial Term and each year thereafter while this Agreement is in effect, as more fully set forth on Exhibit E.

          2. Provide CS each month, at no charge, with five (5) parenting "tips" for posting on the CS/TPG Category Page and/or inclusion in the monthly e-mails to be distributed by CS pursuant to
               Section 3F.  Each of said "tips" shall be not less than forty
               (40) words in length and each month one such "tip" shall be targeted to parents of children of each of the following age groups: prenatal to 6 months; 6+ months to 12 months; 12+ months to 24 months; 24+ months to 4 years; and 4+ years to 12 years. Each "tip" for a particular month shall be delivered to CS no later than the fifteenth (15/th/) of the preceding month (e.g. content to go live on in January 2000 must be delivered by December 15, 1999) except for the 5 "tips" for the launch of the Program which shall be delivered to CS at least 48 hours prior to the Launch Date. The content of a "tip" need not be created exclusively for the Program; it may be identical to that appearing, or having appeared, in any other media as long as TPG has the right to re-publish it on the CS Web Site.

     B.   Intentionally Deleted.

     C. Provided that such action does not have an adverse impact upon TPG's business (as determined by TPG in the exercise of its business judgment), TPG shall test for a limited period of time to be determined by TPG: (i) collection of the e-mail addresses of persons contacted by TPG who have consented to receive e-mail or savings offers from CS; and (ii) forwarding of the e-mail addresses of such persons to CS. CS shall send an e-mail to such persons inviting them to enroll in the Program, in accordance with Section 3K.

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     D.   Within sixty (60) days of the Effective Date of this Agreement, TPG shall provide CS with a list of names and addresses of Parenting, BabyTalk, and Family Life magazine subscribers (the "TPG Magazine Subscription Lists"). Upon receipt thereof, CS shall determine, within thirty (30) days of receipt of the list, which of said subscribers are also CS Members. CS shall send an e-mail to each such CS Member who has consented to receive e-mails from CS, inviting them to enroll in the Program. CS agrees not to disclose the list to any third party, or to any employees except as required to determine which of such subscribers are also CS members. CS agrees not to make any copies of the list, and to return the list to TPG by Federal Express within 35 days of receipt by CS of the list. Any breach by CS of its obligations under this Section 5D shall be a material breach of this Agreement and such breach shall also entitle TPG to the remedies set forth in Section 12D.

6.   Exclusivity.
     -----------

     A. During the term of this Agreement neither party shall enter into any relationship with a third party to establish an on-line marketing or sales program which satisfies all of the following requirements: (i) the on-line program requires participants to furnish a date of birth of a child in order to participate; (ii) the on-line program is for on-line product discount coupon services or benefits targeted by advertisers to participant groups whose individual members' identities are protected from disclosure to advertisers; and (iii) the on-line program sells on-line advertising to advertisers, and markets on-line discount coupons or benefits from such advertisers, to members based upon the dates of birth of the children provided by such members. CS shall be entitled to create with third parties co-branded web sites that are located within the CS Web Site (e.g. coolsavings/ivillage), provided that: (x) such co-branded sites offer visitors to the home pages of the co-branded sites the opportunity to become a Program Participant from such co-branded sites via the category "Babies and Children" on the home pages of the co-branded sites; and (y) such co-branded sites do not satisfy all of the requirements in subsections
                                       ---
          6A(i), (ii), and (iii) hereinabove.

     B. During the term of this Agreement and for a one (1) year period commencing immediately after the expiration or termination of this Agreement, CS shall not, directly or indirectly, enter into an agreement with any of the following named third parties to establish a program promoting services based upon a child's date of birth to a select portion of CS Members who enroll in a special program via a general category on the main page of the CS Web Site: Gruner & Jahr; American Baby; Lamaze; Disney; or Gift Pax.

     C.   Intentionally Deleted.

     D. During the term of this Agreement and for a one (1) year period commencing immediately after the expiration or termination of this Agreement, TPG shall not,

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          directly or indirectly, enter into an agreement with any of the following named third parties to provide or receive on-line product discount coupon services or benefits based upon a child's date of birth, targeted by advertisers to participant groups whose individual members' identities are protected from disclosure to advertisers:
          ValuPage/Catalina; PlanetU/NewsAmerica; Ecentives; Coupon Surfer; ValuePass.com; ValPak; Hot Coupon/Money Mailer; MyPoints; and Lifeminders.

7.   Marks/Use of Name/Press Releases.
     --------------------------------

     A. CS' trademarks, trade names, product identifications, artwork and other symbols and devices associated with CS' products and services, including, but not limited to, the name "coolsavings" and the Squealer Sam logo (the "CS Marks") are and shall remain CS' sole and exclusive property. Except as provided in Section 7C hereinbelow, all CS Marks and uses of any CS Marks may not be displayed, referenced, or distributed anywhere by TPG without CS' prior written approval (which approval shall not be unreasonably withheld or delayed) subject to CS' right to reject or change any such uses by TPG of the CS Marks at any time. The right to use the CS Marks is non-exclusive, non-assignable and non-transferable. All uses by TPG of the CS Marks shall inure solely to the benefit of CS.

     B. TPG's trademarks, trade names, product identifications, artwork and other symbols and devices associated with TPG's products and services, including, but not limited to, the name The Parenting Group and the Parenting name and logo (the "TPG Marks") are and shall remain TPG's sole and exclusive property. Except as provided in Section 7C hereinbelow, all TPG Marks and uses of any TPG Marks may not be displayed, referenced, or distributed anywhere by CS without TPG's prior written approval (which approval shall not be unreasonably withheld or delayed) subject to TPG's right to reject or change any such uses by CS of the TPG Marks at any time. The right to use the TPG Marks is non-exclusive, non-assignable and non-transferable. All uses by CS of the TPG Marks shall inure solely to the benefit of TPG.

     C. Neither party shall use the name or Mark of the other party, its affiliates or subsidiaries, in connection with any written or on-line representation, solicitation, promotion, sales or marketing publication or advertisement, without the prior written consent of the other, except as follows: (i) wherein the name and/or Mark appears in a list with the names of other entities doing business with a party hereto, or (ii) wherein the name and/or Mark appears in a reproduction of a screen that is used in the Program.

     D. Except as may be required by law, regulation or any governmental authority, neither Party, nor any of its affiliates, shall issue a press release or make any similar public announcement related to the transactions contemplated by this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. The Parties shall use their best efforts to agree upon and issue a press release within thirty (30) days of the Effective Date of this Agreement.

8.   Fees/Audit.
     ----------

     A. CS shall pay TPG a fee equal to Seventy cents ($0.70) for each TPG Referred Member. PROVIDED HOWEVER, CS shall not be obligated to pay
                           ----------------
          any fees for: (i) more than one TPG Referred Member in any one household (i.e. the fee is limited to one fee per household regardless of the number of TPG Referred Members enrolling from such household); and (ii) duplicate registrations (e.g. the same person registering under different names, or more than one registration from the same e-mail address) as reasonably determined by CS; and in the event CS has already paid a fee hereunder for any TPG Referred Member who is subsequently determined to be from the same household as another TPG Referred Member or for a duplicate registration, then CS shall be entitled to a credit against any other payments which may thereafter be due to TPG hereunder, or a refund from TPG if no further payments are owing hereunder. All fees owing hereunder shall be paid to TPG at the end of each calendar quarter, no later than thirty (30) days after the end of the calendar quarter, and shall be accompanied by a report of the total number of TPG Referred Members, and the total number from each TPG source (e.g. TPG URL's, TPG Magazines) who enrolled during such calendar quarter.

     B. CS and TPG shall divide the Net Advertising Revenues (as defined below) received by CS in the previous calendar quarter from advertisers for Program Services only as follows:


               1.  On Net Advertising Revenues collected during the first four
               ---------------------------------------------------------------
               calendar quarters following the Launch Date:
               -------------------------------------------

               Fifty percent (50%) to CS; Fifty percent 50% to TPG;

               2.   On Net Advertising Revenues collected during all subsequent
               ----------------------------------------------------------------
               calendar quarters:
               -----------------

               Twenty Five percent (25%) to CS; Twenty Five percent 25% to TPG; and the remaining Fifty percent (50%) (the "Balance") shall be divided between the parties as follows:

                    (a) To CS: Balance x [total cumulative CS Program Participants/total cumulative Program Participants]

                    (b) To TPG: Balance x [total cumulative TPG Program Participants/total cumulative Program Participants]

               The total cumulative number of Program Participants shall be determined as of the end of the calendar quarter for which the determination is being made

               Example: Net Advertising Revenue for a calendar quarter = $500,000; the Balance = $250,000; total Program Participants = 100,000; CS Program Participants = 40,000; TPG Program Participants = 60,000.

               CS will receive $125,000 (=25% of $500,000)  + $100,000 ($250,000
               x 40,000/100,000) for a total of $225,000.

               TPG will receive $125,000 (=25% of $500,000)  + $150,000
               ($250,000 x 60,000/100,000) for a total of $275,000.

All fees owing hereunder shall be paid to TPG by CS at the end of each calendar quarter, no later than thirty (30) days after the end of the calendar quarter. Each quarterly payment by CS shall be accompanied by a quarterly report on the total number of TPG Program Participants, and the total number of TPG Program Participants from each TPG source, and such report on the fourth quarter shall be accompanied by a report including the cumulative information for the year.

"Net Advertising Revenues" as used herein shall mean gross revenues for Program Services only (e.g. offers on the CS/TPG Category Page available to Program Participants only and Program e-mails to Program Participants only), received by CS minus all commissions and off-line fulfillment costs (e.g. direct mail)
      -----
payable by CS to third parties other than TPG for obtaining such advertising. "Net Advertising Revenues" shall not include any revenues received by CS for
                                 ---
advertising that is not exclusive to Program Participants (i.e. advertising other than Program Services appearing on the CS/TPG Category Page or e-mails which are also available to CS Members who are not Program Participants).

     C. Not more than once each calendar year, TPG shall have the right, at its expense, upon five (5) business days advance written notice to CS, during CS' normal business hours only, to audit the books and records of CS necessary to confirm the amounts of any payments due to TPG and the accuracy of the CS quarterly and annual reports to TPG under this Agreement. All such audits shall: (i) only be performed by TPG, its affiliated companies Time Inc., or Time Warner Inc., or an accountant retained by TPG or such affiliated companies; and (ii) be performed at CS' offices unless otherwise agreed to in writing by CS. The auditors shall not disclose any information to TPG other than the amount owing, if any, to TPG, the numbers of Program Participants and TPG Program Participants and the accuracy of the CS quarterly and annual reports to TPG, and any additional information necessary (i) to support any TPG claim of underpayment by CS or inaccuracy in the CS reports, or
          (ii) to enforce TPG's rights under this Agreement. In the event any such audit reveals a shortfall in any payment owing to TPG, then CS shall pay such shortfall amount to TPG within thirty (30) days of notice by TPG to CS. Further, should any such shortfall exceed ten percent (10%) of the proper amount due for the period audited, then in addition to paying the amount of the shortfall, CS shall promptly (x) pay TPG interest on the amount of the shortfall at the rate of Two Percent over the Prime Rate of Bank One (as announced by Bank One) from the date the payment was due until the amount is paid; and (y) reimburse TPG for all reasonable costs of the audit. Nothing contained herein shall be construed to limit or deny CS the right to contest the conclusion of any audit performed under this Section 8C.

     D. TPG shall pay CS a commission for each "trial offer" from TPG or its affiliates accepted by a Program Participant, as follows:

     (i)  for the first 5000 Trial Offers per month accepted by Program
     Participants:  $0.00;

     (ii) for all Trial Offers in excess of 5000 in any month accepted by Program Participants: Twenty five Cents ($0.25) per trial offer.

All fees owing hereunder shall be paid to CS at the end of each calendar quarter, no later than thirty (30) days after the end of the calendar quarter, and shall be accompanied by a report of the number of "Trial Offers" (by Program Participant) accepted by Program Participants in such calendar quarter.

     E.   Intentionally Deleted.

     F. This Section 8 shall survive the expiration or termination of this Agreement.

9.   Relationship of the Parties.  Neither CS nor TPG will have any authority to
     ---------------------------
     bind the other by contract or otherwise to make representations as to the policies and procedures of the other, other than as specifically authorized by this Agreement. TPG and CS acknowledge and agree that the relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employee relationship or franchise between them and that each is an independent contractor with respect to the services provided by it under this Agreement.

10.  Reports.
     -------

     A. CS will provide TPG with written or on-line reports relative to the CS/TPG Category Page no later than the 15/th/ day of each month containing the following information relative to the prior month: (i) number of TPG Referrals that month; (ii) number of TPG Referred Members enrolled in that month; (iii) number of TPG Program Participants enrolled in that month; (iv) number of CS Program Participants enrolled in that month; (v) total number of Program Participants as of the end of the month (with a breakdown between CS Program Participants and

          TPG Program Participants); (vi) a list of all Program Services' offers appearing on the CS/TPG Category Page in that month and the number of clips on such offers; (vii) the number of TPG Program Participants from each source identified in Sec. 1.N; and (viii) aggregate demographic profiles of Program Participants. Cumulative information in categories (i) - (viii) shall be provided at year end.

     B. CS shall provide each Program Services' advertiser with written or on-line reports about its Program Services' offers no later than the 15/th/ day of each month containing the following information about the prior month (a copy of which shall be provided to TPG): the aggregate number of Program Services' coupons clipped during the previous month and a list of the categories (as per CS' category groupings) from which the coupons were clipped.

11.  No Consequential or Punitive Damages.  NEITHER PARTY WILL BE LIABLE TO THE
     ------------------------------------
     OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND - INCLUDING LOST REVENUES OR PROFITS, LOSS OF BUSINESS OR LOSS OF DATA - ARISING OUT OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION AS A RESULT OF ANY BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT), REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF. PROVIDED HOWEVER, NOTHING CONTAINED HEREIN SHALL BE CONSTRUED TO DENY OR LIMIT A PARTY'S RIGHT TO BE MADE WHOLE UNDER ANY INDEMNIFICATION OBLIGATION UNDER SECTION 13, EVEN IF THE DAMAGE AMOUNT AWARDED TO THE THIRD PARTY IN (AND ASSESSED AGAINST THE INDEMNIFIED PARTY), OR INCURRED IN ANY SETTLEMENT OF, THE CLAIM FOR WHICH INDEMNIFICATION IS REQUIRED UNDER THIS AGREEMENT INCLUDES INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND - INCLUDING LOST REVENUES OR PROFITS, LOSS OF BUSINESS OR LOSS OF DATA.

12.  Confidentiality.
     ---------------

     A. The Parties acknowledge and agree that the terms of this Agreement and all information which is (i) proprietary to a Party, and (ii) provided to or in connection with a Party's performance under this Agreement, and (iii) marked "CONFIDENTIAL" at the time of tender to the other Party, shall be considered confidential and proprietary information ("Confidential Information") and shall not be disclosed to any third party without the prior written consent of the Party providing the confidential Information ("Disclosing Party"), except as provided in
          Section 12B. The parties acknowledge that the TPG Magazine Subscription Lists are confidential information of TPG, regardless of whether such lists are marked "CONFIDENTIAL".

     B. The Party receiving such Confidential Information ("Receiving Party") shall use Confidential Information only for the purpose of performing the terms of this Agreement and shall not accumulate in any way or make use of Confidential Information for any other purpose. The Receiving Party shall not disclose the Confidential Information to any third party without the prior written consent of the Disclosing Party, except for its officers, directors, employees, agents, affiliated companies, and subcontractors who: (i) need to know such Confidential Information to perform the Receiving Party's obligations or enforce the Receiving Party's rights under this Agreement; and (ii) agree to be bound by the provisions of this Section.

     C. The obligations with respect to Confidential Information shall not apply to Confidential Information that: (i) either Party or its personnel already know at the time it is disclosed as shown by their written records; (ii) is publicly known without breach of this Agreement; (iii) either Party received from a third party authorized to disclose it without restriction; (iv) either Party, its agents or subcontractors, developed independently without use of Confidential Information; (v) either Party is required by law, regulation or rule (including but not limited to the rules and regulations of the Securities Exchange Commission) to disclose, or (vi) either Party is required by a valid court or governmental agency order to disclose, in which case the Party receiving such an order must give notice to the other Party, allowing them to seek a protective order.

     D. Each Party agrees that any unauthorized use or disclosure of Confidential Information may cause immediate and irreparable harm to the Disclosing Party for which money damages may not constitute an adequate remedy. In that event, each Party agrees that injunctive relief may be warranted in addition to any other remedies the Disclosing Party may have. In addition, the Receiving Party agrees promptly to advise the Disclosing Party in writing of any unauthorized misappropriation, disclosure or use by any person of the Confidential Information which may come to its attention and to take all commercially reasonable steps at its own expense reasonably requested by the Disclosing Party to limit, stop or otherwise remedy any misappropriation, disclosure or use by its own officers, directors, representatives, subcontractors, affiliated companies, agents or employees.

     E. Upon either Party's demand, or upon the termination of this Agreement, the Parties shall comply with each other's reasonable instructions regarding the disposition of Confidential Information that may include destruction (but not return, except as required by Section 5D herein or any other section of this Agreement) of any and all Confidential Information (including any copies or reproductions thereof). Such compliance shall be certified in writing, including a statement that no copies of Confidential Information have been kept.

     F. The obligations of this Section 12 shall survive the termination of this Agreement for a period of two (2) years.

13.  Indemnification.
     ---------------

     A. CS shall indemnify, defend and hold TPG harmless from any and all third-party claims, demands, liabilities, suits and proceedings (including any brought in or before any court, government or administrative body, arbitration panel or other tribunal) and any and all expenses arising therefrom, including damages of any kind and reasonable attorney's fees, on account of or arising out of CS' negligence or tortious conduct, or any breach by CS of any representation or warranty under this Agreement, or any breach of this Agreement by CS, or acts or omissions by CS in discharging obligations under this Agreement, or any violation by CS of the provisions of any law, regulation, ordinance or rule of any governmental body or agency, or any infringement or breach by CS of any right of any third party (including but not limited to any infringement of any patent, copyright or trademark, misappropriation, violations of privacy or publicity rights) in connection with the Program (provided that such infringement does not arise out of intellectual property owned, controlled or supplied solely by TPG, including but not limited to TPG marks or content). For purposes of Section 13A, TPG is defined as TPG, Time Warner Inc., Time Inc., and all of their current (i.e. existing at any time during the term of the Agreement) and former parents, subsidiaries, divisions, affiliates, officers, directors, employees, members, agents, attorneys and representatives.

     B. TPG shall indemnify, defend and hold CS harmless from any and all third-party claims, demands, liabilities, suits and proceedings (including any brought in or before any court, government or administrative body, arbitration panel or other tribunal) and any and all expenses arising therefrom, including damages of any kind and reasonable attorney's fees, on account of or arising out of TPG's negligence or tortious conduct, or any breach by TPG of any representation or warranty under this Agreement, or any breach of this Agreement by TPG, or acts or omissions by TPG in discharging obligations under this Agreement, or any violation by TPG of the provisions of any law, regulation, ordinance or rule of any governmental body or agency, or any infringement or breach by TPG of any right of any third party (including but not limited to any infringement of any copyright or trademark, misappropriation, violations of privacy or publicity rights) in connection with the Program (provided that such infringement does not arise out of intellectual property owned, controlled or supplied solely by CS, including but not limited to CS patents, marks or content). For purposes of Section 13B, CS is defined as coolsavings.com inc., and all of its current (i.e.

          existing at any time during the term of the Agreement) and former parents, subsidiaries, divisions, affiliates, officers, directors, employees, members, agents, attorneys and representatives.

     C. Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Agreement, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Agreement except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such claim, demand, liability, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein. The indemnified party may elect, by written notice delivered to the indemnifying party, to require the indemnifying party to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its or their own counsel in any such case. Anything in this Agreement to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, provided that such consent was not unreasonably withheld or delayed. An indemnifying party will not, without the prior written consent of the indemnified party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, investigation, inquiry, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action), unless such settlement, compromise or consent (x) includes a dismissal with prejudice of the litigation being settled, or an unconditional release of each indemnified party from all liability arising out of such claim, demand, liability, suit or proceeding, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

14.  Warranties
     ----------

     A.   CS hereby represents and warrants that:

     (i) it has all requisite corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby;

     (ii) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and does not violate any agreement which CS is bound by or any law, rule or regulation to which CS is subject.

     B.   TPG hereby represents and warrants that:

     (i) it has all requisite corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby; and

     (ii) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and does not violate any agreement which TPG is bound by or any law, rule or regulation to which TPG is subject.

     C. EXCEPT AS EXPRESSLY PROVIDED HEREIN: (i), NEITHER PARTY WARRANTS THAT THE TPG WEB SITEOR THE CS WEB SITE (INCLUDING THE CS/TPG CATEGORY
          PAGE), AS THE CASE MAY BE, WILL PERFORM IN THE MANNER EXPECTED OR WITHOUT INTERRUPTION, ERROR OR DEFECT; AND (ii) NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

15.  Insurance.
     ----------

     A. CS shall maintain (1) commercial general liability ("CGL") insurance covering all of its business activities, and either: (2) a specific endorsement to the CGL providing personal and advertising injury coverage for all of CS' business activities; or (3), Internet, media,
                                                       --
          advertiser's, or similar professional liability insurance, covering all of CS' business activities and responding to claims for copyright and trademark infringement, invasion of privacy, defamation (including libel, slander, and any other forms), and misappropriation of advertising ideas or style of doing business. All policies required hereunder shall provide limits of not less than $1,000,000 per occurrence, shall include TPG as an additional insured, shall be primary with respect to any other insurance maintained on behalf of TPG, and shall be underwritten by insurers with A.M. Best ratings of not less than A-, XIII. CS shall provide TPG with certificates of insurance evidencing the coverages required hereunder (including specific reference to CS' business activities) prior to the Launch Date, and, upon request, shall submit copies of the complete policies.

      B. TPG shall maintain (1) commercial general liability ("CGL") insurance covering all of its business activities, and either: (2) a specific endorsement to the CGL providing personal and advertising injury coverage for all of TPG's business activities; or (3), Internet, media, advertiser's, or similar
                      --
          professional liability insurance, covering all of TPG's business activities and responding to claims for copyright and trademark infringement, invasion of privacy, defamation (including libel, slander, and any other forms), and misappropriation of advertising ideas or style of doing business. All policies required hereunder shall provide limits of not less than $1,000,000 per occurrence, shall include CS as an additional insured, shall be primary with respect to any other insurance maintained on behalf of CS, and shall be underwritten by insurers with A.M. Best ratings of not less than A-,
          XIII. TPG shall provide CS with certificates of insurance evidencing the coverages required hereunder (including specific reference to TPG's business activities) prior to the Launch Date, and, upon request, shall submit copies of the complete policies.

16.  Notices.  Any notices relating to this Agreement shall be given in writing
     -------
     and shall be deemed sufficiently given, served, and received for all purposes upon the first to occur of actual receipt, or delivery by generally recognized overnight courier service, or by facsimile transmission (with the original subsequently delivered by other means permitted by this Agreement, although the effective date of such notice shall be the date of such facsimile transmission provided the original is subsequently delivered as provided herein), or three (3) days after deposit in the United States Mail, certified or registered, return receipt requested, with postage prepaid, addressed as follows:

          CS                             TPG
          --                             ---

     coolsavings.com inc.           The Parenting Group Inc.
     8755 West Higgins Road         1325 Avenue of the Americas
     Suite 100                      New York, New York 10010
     Chicago, Illinois 60631        Attention: President
     Attn: General Counsel          Fax: (212) 522-4662
     Fax: (773) 693-1311

                                    with a copy to:

                                    Time Inc.
                                    Law Department
                                    1271 Avenue of the Americas
                                    New York, NY 10020
                                    Attn: Senior V.P., General Counsel, and
                                          Secretary

17.  Modification/Waiver.  No provision of this Agreement may be altered,
     -------------------
     amended and/or waived, except by a written document signed by both parties hereto setting forth such alteration, amendment, and/or waiver. The parties hereto agree that the failure to enforce any provision or obligation under this Agreement shall not constitute a waiver thereof or serve as a bar to the subsequent enforcement of such provision or obligation or any other provisions or obligation under this Agreement.

18.  Severability.  The provisions of this Agreement shall be deemed severable,
     ------------
     and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

19.  Joint Drafting.  Each of the parties hereto has joined in and contributed
     --------------
     to drafting this Agreement; there shall be no presumption favoring or burdening any one or more parties hereto based upon draftsmanship.

20.  Approvals/Disapprovals. Other than as set forth elsewhere in this
     ----------------------
     Agreement, all approvals, consents or disapprovals required under this Agreement shall be given in writing within five (5) business days of a party's receipt of the item requiring its approval, consent, or disapproval. Other than as set forth elsewhere in this Agreement, a party's failure to provide the other party with written consent or approval of any item within the required period shall be deemed a rejection or disapproval of such item.

21.  Assignment.  Neither party may assign or transfer any of its rights or
     ----------
     obligations under this Agreement without the prior written consent of the other party; provided however, in the event TPG desires to assign or transfer such rights or obligations to one of its affiliates, then: (i) TPG shall notify CS in writing of the identity of the affiliate and request CS' consent to such assignment; (ii) CS shall, in writing to TPG, consent or decline to consent within thirty (30) days of the date of CS' receipt of TPG's request for consent, provided that CS' consent shall not be unreasonably withheld (and CS' failure to respond within said 30 day period shall be deemed a consent by CS); and (iii) should CS timely decline in writing to consent, then, for a period of thirty (30) days from the date of TPG's receipt of such declination, TPG shall be entitled to terminate this Agreement, effective immediately upon CS' receipt of written notice of such termination from TPG.

22.  Survival.  The provisions of Sections 2.C, 6.B, 6.D, 7, 8, 10 (to the
     --------
     extent necessary to wind up the parties' obligations only), 11, 12, 13, 14 and 15 survive the expiration or termination of this Agreement.

23.  Entire Agreement.  This Agreement (including Exhibits A-G attached hereto)
     ----------------
     constitutes the entire agreement between the parties hereto and contains all of the agreements between said parties with respect to the subject matter hereof. There is no statement, promise, agreement, or obligation in existence which may conflict with the terms of this Agreement or may modify, enlarge, or invalidate this Agreement or any provision hereof.
     None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement. Neither party shall be liable for any breach of this Agreement (other than for breach of payment obligations) resulting from strikes, work stoppages, riots, accidents, fires, Acts of God or any other circumstances not within that party's control. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

     Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures. Each party acknowledges that no representation, inducement or condition not set forth herein has been made or relied upon by either party. Further, this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             COOLSAVINGS.COM INC.


                                             By:   /s/ Steven M. Golden
                                                   -----------------------------

                                             Name:  Steven M. Golden
                                                    ----------------------------

                                             Title: Chairman/CEO
                                                    ----------------------------


                                             THE PARENTING GROUP INC.


                                             By:  /s/ John Hartig
                                                  ------------------------------

                                             Name: John Hartig
                                                   -----------------------------

                                             Title:  President/CEO
                                                     ---------------------------

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